USF&G CORPORATION
                          STOCK INCENTIVE PLAN OF 1997

                           Purpose and Types of Awards


         The purpose of the USF&G Corporation Stock Incentive Plan of 1997 (the "Plan")is to provide officers, other key employees and directors (collectively, "Key Persons") of USF&G Corporation and designated subsidiaries and affiliates (collectively, the "Corporation") with additional incentives to continue and increase their efforts with respect to the Corporation and to develop a personal and active interest in the broader growth and greater financial success of the Corporation.

         The Plan provides for granting Key Persons options, stock appreciation rights,stock awards and performance awards (collectively, "Awards"). Awards may be granted separately or in tandem with other Awards, or in lieu of other compensation or other Awards otherwise payable to a Key Person either at the election of the Committee or, under rules approved by the Committee from time to time, at the election of the Key Person.


                           ARTICLE I -- Administration

         (a) The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors, consisting of not less than two members, each of whom qualifies as a Non-Employee Director within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an Outside Director within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Notwithstanding the foregoing, the Board of Directors shall be responsible for administration of all matters under the Plan relating to participation by and grants of Awards to directors, and all references in the Plan to the Committee with respect to such participation by or grants of Awards to directors shall be deemed to be references to the Board of Directors.

         (b) Subject to the terms of the Plan, the Committee shall have full and complete authority in its discretion to grant Awards under the Plan, prescribe the form and terms of documents evidencing such Awards and establish programs for granting Awards, and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan, including, but not limited to, the authority to determine (i) the Key Persons to whom, and the time or times at which, Awards shall be granted, (ii) the types of Awards to be granted, (iii) the number of shares to be covered by each Award, and (iv) all terms and conditions with respect to each Award.

         (c) The Committee shall have full and complete authority to administer and interpret the Plan and all documents evidencing Awards under the Plan and all programs providing for Awards, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective documents evidencing Awards (which documents need not be identical), to establish various programs for granting Awards under the Plan and to make all other determinations deemed necessary or desirable for the operation and administration of the Plan.

         (d) The Committee shall have the power to designate which of the present and future affiliated and subsidiary corporations the Key Persons of which shall be eligible to participate in the Plan.

         (e) The Committee shall have the authority to amend or modify any Award in any manner not inconsistent with the terms of the Plan, to accelerate the time in which any Award may be exercised or becomes payable and to waive, reduce or limit in whole or in part, any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of any Award, provided that, except as provided in the next sentence or in Section (c) of Article III, no such action may materially adversely affect the terms of any Award without the consent of the holder of the Award. Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Committee, in its sole discretion, may make any modifications to any Awards, included but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board of Directors to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

         (f) All determinations made by the Committee shall be final, binding and conclusive.


                     ARTICLE II -- Participation in the Plan

         Participation in the Plan shall be limited to such Key Persons of the Corporation as shall from time to time be designated by the Committee. At the discretion of the Committee, an individual may be deemed to be a Key Person as a result of status or position with the Corporation or as a result of individual efforts in connection with a specific project.


                 ARTICLE III -- Common Stock Subject to the Plan

         (a) The total number of shares of the authorized Common Stock of the Corporation which may be issued under the Plan pursuant to Awards shall be 5,000,000 shares. In addition to the foregoing, if, during the term of the Plan, the Corporation repurchases any shares of Common Stock, on the open market or otherwise, then additional shares of Common Stock may be issued pursuant to Awards, provided that the number of such additional shares shall not exceed the lesser of (i) the number of shares repurchased during the term of the Plan, or
(ii) 10,000,000 shares.

         (b) In no event shall there be issued under the Plan more than 2,000,000 shares of Common Stock pursuant to restricted stock Awards. The total number of shares of Common Stock that may be issued under the Plan pursuant to Awards intended to qualify as incentive stock options under section 422 of the Code shall not exceed 7,000,000 shares. During the term of the Plan, no Key Person shall be eligible to receive an Award or Awards for, in the aggregate, more than 3,000,000 shares of Common Stock.

         (c) In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Board of Directors shall, in its discretion, make appropriate adjustments to the limitations provided in Sections (a) and (b) of this Article III, and to the number, kind and the price of shares covered by Awards granted, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or any other entity, or in any other matters which relate to Awards as the Board of Directors shall, in its sole discretion, determine to be necessary or appropriate.

         (d) If for any reason an Award or a portion of an Award expires or is terminated, surrendered, canceled, forfeited, paid in cash or reacquired pursuant to rights reserved upon issuance thereof, then the number of shares of Common Stock covered by the Award or portion of the Award shall be restored to the number of shares available for Awards under the Plan pursuant to Section (a) of this Article III and, to the extent shares of Common Stock have not been issued pursuant to such Award, to the number of shares specified in Section (b) of this Article III that may be issued pursuant to Awards intended to qualify as incentive stock options. If the exercise price or the amount of taxes due with respect to any Award is paid in shares of Common Stock or by the withholding of shares of Common Stock issued or issuable in connection with any Award, then the number of shares received or withheld by the Corporation shall be restored to the number of shares available for Awards under the Plan pursuant to Section (a) of this Article III.


                              ARTICLE IV -- Options

         (a) The Committee in its discretion may grant options to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable, subject to Section (b) of this Article IV. Options granted under the Plan may be either incentive stock options intended to qualify under section 422 of the Code, or non-qualified stock options not intended to so qualify, provided, however, that only employees of the Corporation shall be eligible to receive incentive stock options.

         (b) The option exercise price per share with respect to each option shall be determined by the Committee from time to time, but in no instance shall such price be less than the Fair Market Value of a share of the authorized and issued Common Stock of the Corporation on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the average of the high and low sales prices quoted on the New York Stock Exchange composite listing on the date in question or if there were no quotations on such date, on the next preceding trading day on which there were such quotations.


                     ARTICLE V -- Stock Appreciation Rights

         (a) The Committee in its discretion may grant stock appreciation rights to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable.

         (b) A stock appreciation right shall entitle the holder to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the Fair Market Value on the grant date of one share of Common Stock, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a stock appreciation right may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of a stock appreciation right the holder is to receive payment in shares of Common Stock, the number of shares shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.


                           ARTICLE VI -- Stock Awards

         The Committee in its discretion may grant stock awards to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable, subject to the limitations on restricted stock set forth in Section
(b) of Article III. A stock award may be denominated in shares of Common Stock or stock-equivalent units, and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash.


                        ARTICLE VII -- Performance Awards

         The Committee in its discretion may make and pay performance awards to any Key Person on such terms and conditions as it shall, in its discretion, deem advisable. Performance awards may be payable in Common Stock, cash or a combination thereof on account of attainment of one or more performance goals previously established or to be established by the Committee. Performance goals established by the Committee may be based on the Corporation's operating income or one or more other business criteria selected by the Committee that apply to an individual or group of individuals, a business unit or the Corporation as a whole, over such performance period as the Committee may designate.


                    ARTICLE VIII -- Amendment and Disclosure

         The Board of Directors may at any time amend, modify or discontinue the Plan or waive any of its provisions, provided that, except as provided in Section (e) of Article I, Section (c) of Article III, or Article IX, no such amendment, modification, waiver or discontinuance shall revoke or materially adversely affect the terms of any valid Award previously granted in accordance with the Plan without the consent of the holder of the Award. Notwithstanding the immediately preceding sentence, the Board of Directors and the Committee may not take any action to increase or decrease the exercise price of any outstanding options granted under Article IV, except as provided in Section (e) or Article I and Section (c) of Article III.


                      ARTICLE IX -- Government Regulations

         The obligations of the Corporation to issue any Common Stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Board of Directors of the Corporation may make such changes to the Plan and any Awards as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.


                                ARTICLE X - Loans

         The Corporation may grant loans or guarantee loans from a third party to holders of Awards in conjunction with such Awards.


                     ARTICLE XI -- Transferability of Awards

         Except as otherwise determined by the Committee, an Award under the Plan shall be (i) nontransferable (including by pledge, assignment or otherwise) other than by will or law of descent and distribution, and (ii) exercisable during the lifetime of the Key Person to whom it is granted only by the Key Person or, during the period the Key Person is under a legal disability, by the Key Person's guardian or legal representative.


                        ARTICLE XII -- Withholding Taxes

         Holders of Awards shall pay to the Corporation, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the holder of an Award.


                          ARTICLE XIII - Applicable Law

         The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to the choice of laws provisions thereof, except to the extent federal law controls.


                  ARTICLE XIV -- No Employment Contract Implied

         Nothing in this Plan or any Awards granted in connection with this Plan shall be construed or deemed to create or imply any contract of employment with any Key Person or create any rights except as specifically provided in writing.


                  ARTICLE XV -- Effective Date and Term of Plan

         The effective date of the Plan shall be February 26, 1997, subject to approval by the affirmative vote of a majority of the votes cast in person or by proxy, at the Annual Shareholders' Meeting to be held on May 21, 1997, or any adjournment thereof. The term of the Plan will be ten years, commencing on the effective date and ending on February 26, 2007, unless sooner terminated by the Board of Directors.